EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

            Name                                      Jurisdiction
            ----                                      ------------

      Inyx Pharma, Ltd.                              England and Wales
      Inyx Canada, Inc.                              Canada
      Inyx Realty, Inc.                              Florida